UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2021

LIFEWAY FOODS, INC.

(Exact name of registrant as specified in its charter)

illinois	000-17363	36-3442829
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6431 Oakton St. Morton Grove, IL		60053
(Address of principal executive offices)		(Zip code)

(847) 967-1010

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock	LWAY	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter). Emerging growth company ☐

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 18, 2021, at Lifeway’s annual meeting of stockholders (the “Annual Meeting”), we submitted two matters to a vote of securities holders. Proxies for the Annual Meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. The persons named as proxies on the proxy card voted in the manner indicated on the submitted proxy card and there was no solicitation of proxies in opposition to the nominees as listed in the proxy statement. All of the nominees were elected to the Board. Details of the voting are provided below:

Proposal 1:

To elect seven (7) members of the Company's Board of Directors to one-year terms expiring at the next Annual Meeting of stockholders (or until successors are elected or directors resign or are removed).

NOMINEE	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Jody Levy	11,457,772	823,450	502,858	1,617,442
Dorri McWhorter	11,459,239	822,084	502,757	1,617,442
Jason Scher	6,148,094	6,132,869	503,117	1,617,442
Pol Sikar	11,364,082	916,883	503,115	1,617,442
Edward Smolyansky	10,068,323	2,202,578	513,179	1,617,442
Julie Smolyansky	6,997,349	5,278,552	508,179	1,617,442
Ludmila Smolyansky	10,098,673	2,182,476	502,931	1,617,442

Proposal 2:

To ratify the appointment of Mayer Hoffman McCann P.C. as our independent auditors for the next fiscal year.

FOR:	12,400,334
AGAINST:	153,559
ABSTAIN:	1,847,629
BROKER NON-VOTES:	0

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:     October 20, 2021

LIFEWAY FOODS, INC.
By:	/s/ Julie Smolyansky
Name: Julie Smolyansky Title: Chief Executive Officer and Secretary

3